Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in iSpecimen, Inc.’s Registration Statement on Form S-8 (File No. 333-250198) of our report dated March 22, 2022 with respect to the financial statements of iSpecimen, Inc. as of and for the years ended December 31, 2021 and 2020, that appears in this Annual Report on Form 10-K.

Boston, Massachusetts

March 22, 2022